NYSE Regulation

Janice O'Neill
Senior Vice President
Corporate Compliance

11 Wall Street
New York, NY 10005
T +1 212 656 2407
F +1 212 656 5780
joneill@nyx.com

Via E-Mail and U.S. Mail

November 4, 2010

Mr. Edward S. Fleury
Chief Executive Officer
Command Security Corporation
Route 55 Lexington Park
Lagrangeville, NY 12540

Dear Mr. Fleury:

Based upon a review of publicly available information, Command Security Corporation (the "Company") has resolved the continued listing deficiency referenced in the NYSE Amex LLC's ("NYSE Amex" or the "Exchange") letter dated October 1, 2010. Please note that as is the case for all listed issuers, the Company's continued listing eligibility will continue to be assessed on an ongoing basis.

This conclusion is based upon a review of available information with respect to the Company including its Securities and Exchange Commission filings. This letter is subject to changes in the NYSE Amex Rules. Any such changes may supersede this letter or require us to re-evaluate this position. Furthermore, this conclusion relates only to the enforcement of NYSE Amex Rules and does not represent a legal conclusion regarding the applicability of statutory or regulatory provisions of federal or state securities laws.

If you have any questions, please contact Paul Martorano at (212) 656-5476.

Sincerely,

Janice O'Neill